UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2 Gansevoort Street

9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act.

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐         Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of Mustang Bio, Inc. (“Mustang”) was held on June 14, 2018. The following matters were voted on by the stockholders: (i) the election of six directors; (ii) the ratification of the appointment of BDO USA, LLP as Mustang’s independent registered public accounting firm for the 2018 fiscal year; (iii) the approval of an amendment to Mustang’s 2016 Incentive Plan to increase the number of authorized shares issuable by 3,000,000 shares; and (iv) the approval of an amendment to Mustang’s Amended and Restated Certificate of Incorporation to amend the annual stock dividend due date from March 13 to January 1.

Item 1: Election of directors:

Nominee	Total Votes For	% VOTED FOR	Total Votes Withheld	% VOTED WITHHELD

Michael S. Weiss	11,348,443	92.97%	857,569	7.03%

Lindsay A. Rosenwald, M.D.	11,338,390	92.89%	867,622	7.11%

Neil Herskowitz	11,432,102	93.66%	773,910	6.34%

Manuel Litchman, M.D.	11,381,027	93.24%	824,985	6.76%

Michael J. Zelefsky, M.D.	11,502,866	94.24%	703,146	5.76%

Adam J. Chill	11,501,866	94.23%	704,146	5.77%

Item 2: Ratification of the appointment of BDO USA, LLP as Mustang’s independent registered public accounting firm for the 2018 fiscal year:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
23,312,448	212,717	159,808	0

Item 3: Vote to approve an amendment to Mustang’s 2016 Incentive Plan to increase the number of authorized shares issuable by 3,000,000 shares:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
11,862,809	303,473	39,730	11,478,961

Item 4: Vote to approve an amendment to Mustang’s Amended and Restated Certificate of Incorporation to amend the annual stock dividend due date from March 13 to January 1:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
12,133,519	41,493	31,000	11,478,961

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)

Date: June 15, 2018

	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Operating Officer

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